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                                                                      Exhibit 21


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SUBSIDIARY                                                         JURISDICTION OF ORGANIZATION
----------                                                         ----------------------------
Rayovac Corporation                                                U.S.A. (WI)
Minera Vidaluz, S.A. de C.V.                                       Mexico
Rovcal, Inc.                                                       USA (CA)
ROV Holding, Inc.                                                  USA (DE)
Rayovac Foreign Sales Corporation                                  Barbados
Rayovac (UK) Limited                                               U.K.
Rayovac Far East Limited                                           Hong Kong
Zoephos International N.V.                                         Netherlands
Rayovac Canada Inc.                                                Canada
Rayovac Europe B.V.                                                Netherlands
Rayovac Europe Limited                                             U.K.
Brisco Electronics B.V.                                            Netherlands
Brisco Electronics GmbH                                            Federal Republic of Germany
Rayovac Latin America, Ltd.                                        Cayman Islands
Rayovac Argentina S.R.L.                                           Argentina
Rayovac Chile Ltda.                                                Chile (Santiago)
Rayovac Overseas Corp.                                             Panama
Rayovac Venezuela, S.A.                                            Venezuela
Distribuidora Rayovac Guatemala, S.A.                              Guatemala
Rayovac Guatemala, S.A.                                            Guatemala
Rayovac El Salvador, S.A. de C.V.                                  El Salvador
Ray-O-Vac de Mexico, S.A. de C.V.                                  Mexico
Rayovac Costa Rica, S.A.                                           Costa Rica
Rayovac Honduras, S.A.                                             Honduras
Distribuidora Rayovac Honduras, S.A.                               Honduras
Rayovac Dominican Republic, S.A.                                   Dominican Republic (Santo Domingo)
Rayovac Colombia, S.A.                                             Colombia
ROV International Finance Company                                  Cayman Islands
Varta S.A.                                                         Colombia
Varta S.A. de C.V.                                                 Mexico
Varta Ltd.                                                         England
Varta B.V.                                                         Netherlands
Pile D'Alsac S.A.S.                                                France
Varta Pilleri Ticaret Ltd.                                         Turkey
ROV German General Partner GmbH                                    Germany
ROV German Limited GmbH                                            Germany
ROV German Finance GmbH                                            Germany
ROV German Holding GmbH                                            Germany
Varta Geratebatterie GmbH                                          Germany
Varta S.A.                                                         France
Varta Batterie S.p.A.                                              Italy
Varta Kreskedelmi es Szolgaltato KFT                               Hungary
Varta Baterie Sp. Zo.o                                             Poland
Varta Baterie spol.s r.o.                                          Czech Republic
Varta Consumer Batteries A/S                                       Denmark
Varta Batterie GmbH                                                Austria

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